Exhibit 10.12

SRS LABS, INC.
2006 STOCK INCENTIVE PLAN

SAR Award Agreement

You (the “Participant”) are hereby awarded Share Appreciation Rights subject to the terms and conditions set forth in this agreement (the “Award Agreement” or “Award”) and in the SRS Labs, Inc. 2006 Stock Incentive Plan (“Plan”).  A copy of the Plan is attached as Exhibit A.  You should carefully review these documents, and consult with your personal financial advisor, before exercising this Award.  This Award is conditioned on your execution of this Award Agreement.

By executing this Award Agreement, you agree to be bound by all of the Plan’s terms and conditions as if they had been set out verbatim below.  In addition, you recognize and agree that all determinations, interpretations, or other actions respecting the Plan and this Award Agreement will be made by the Board of Directors (the “Board”) of SRS Labs, Inc. (the “Company”) or any Committee appointed by the Board to administer the Plan, and shall (in the absence of manifest bad faith or fraud) be final, conclusive and binding on all parties, including you and your successors in interest.  Capitalized terms are defined in the Plan or in this Award Agreement.

1.             Specific Terms.  This portion of your Award is being granted pursuant to Section 7 of the Plan, and shall have the following terms:

Name of Participant

Date of Award

Number of Shares measuring the value of this SAR	Shares (“SAR Shares”).

Base Price for SARs	$ . per Share.

Vesting	Vesting Date	Amount of Shares Vested on Vesting Date

Lifetime Transfers	☐ Allowed in accordance with Section 12(b) of the Plan. ☐ Not allowed.

2.             Accelerated Vesting; Change in Corporate Control.  To the extent you have not previously vested in your rights with respect to this Award, your Award will become –

(a)                                          % vested if your Continuous Service ends due to your death or “disability” within the meaning of Section 409A of the Code;

(b)                                         % vested if your Continuous Service ends due to your retirement at or after you have attained the age of          and completed at least          full years of Continuous Service;

(c)                                          % if your Continuous Service ends due to an Involuntary Termination that occurs within the twelve months following a Change in Control.

3.             Vesting and Exercise of Your Award.  No Shares will be issued and no cash will be paid to you before your Award vests in accordance with Section 1 or 2 above and is exercised.  To the extent you have vested in this Award, you may exercise it at any time and from time to time in accordance with the Plan, using the exercise form attached hereto as Exhibit B.  The amount you receive upon exercise will equal the product of –

(a)                                  the number of SAR Shares that you designate for exercise, and

(b)                                 the excess of 100% of the Fair Market Value of a Share on the date of exercise over the Base Price stated in Section 1 above.

4.             Form of Payments to You.  The Company will make any payment to you under this Award in the form of Shares, with cash paid in lieu of fractional Shares.  Any Shares that you receive will be free from vesting restrictions (but subject to such legends as the Company determines to be appropriate).  Notwithstanding the foregoing, the Company will not issue Share certificates to you unless you have made arrangements satisfactory to the Compensation Committee to satisfy any applicable tax withholding obligations.

5.             Failure of Vesting Restrictions  By executing this Award, you acknowledge and agree that if your Continuous Service terminates under circumstances that do not result in accelerated vesting pursuant to Section 2 above, you will irrevocably forfeit any and all unvested rights under this Award, and this Award will immediately become null, void, and unenforceable.

6.             Investment Purposes.  By executing this Award, you represent and warrant to the Company that any Shares issued to you pursuant to this Award will be for investment for your own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Securities Act of 1933, as amended.

7.             Designation of Beneficiary.  Notwithstanding anything to the contrary contained herein or in the Plan, following the execution of this Award Agreement, you may expressly designate a beneficiary (the “Beneficiary”) to your interest in the SAR awarded hereby.  You shall designate the Beneficiary by completing and executing a designation of beneficiary agreement substantially in the form attached hereto as Exhibit C (the “Designation of Beneficiary”) and delivering an executed copy of the Designation of Beneficiary to the Company.

8.             Restriction of Transfer. If lifetime transfers are allowed under Section 1, your rights under this Award Agreement may not be sold, pledged, or otherwise transferred without the prior written consent of the Compensation Committee. Notwithstanding the foregoing, you may transfer this Award (i) by instrument to an inter vivos or testamentary trust (or other entity) in which each beneficiary is a permissible gift recipient, as such is set forth in subsection (ii) of this Section, or (ii) by gift to charitable institutions or by gift or transfer for consideration to any of the following relatives of yours (or to an inter vivos trust, testamentary trust or other entity primarily for the benefit of any of the following relatives of yours): any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, domestic partner, sibling, niece, nephew, mother-in-law,

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father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.  Any transferee of your rights shall succeed and be subject to all of the terms of this Award Agreement and the Plan.

9.             Taxes.  By signing this Award Agreement, you acknowledge that you shall be solely responsible for the satisfaction of any taxes that may arise (including taxes arising under Sections 409A or 4999 of the Code), and that neither the Company nor the Administrator shall have any obligation whatsoever to pay such taxes.

10.           Notices.  Any notice or communication required or permitted by any provision of this Award Agreement to be given to you shall be in writing and shall be delivered electronically, personally, or sent by certified mail, return receipt requested, addressed to you at the last address that the Company had for you on its records.  Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices relating to this Award Agreement.  Any such notice shall be deemed to be given as of the date such notice is personally delivered or properly mailed.

11.           Binding Effect.  Except as otherwise provided in this Award Agreement or in the Plan, every covenant, term, and provision of this Award Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

12.           Modifications.  This Award Agreement may be modified or amended at any time, in accordance with Section 15 of the Plan and provided that you must consent in writing to any modification that adversely affects any rights or obligations under this Award Agreement (with such an effect being presumed to arise from a modification that would trigger a Section 409A violation of the Code).

13.           Headings.  Section and other headings contained in this Award Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Award Agreement or any provision hereof.

14.           Severability.  Every provision of this Award Agreement and of the Plan is intended to be severable.  If any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Award Agreement.

15.           Counterparts.  This Award Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

16.           Plan Governs.  By signing this Award Agreement, you acknowledge that you have received a copy of the Plan and that your Award Agreement is subject to all the provisions contained in the Plan, the provisions of which are made a part of this Award Agreement and your Award is subject to all interpretations, amendments, rules and regulations which from time to time may be promulgated and adopted pursuant to the Plan.  In the event of a conflict between the provisions of this Award Agreement and those of the Plan, the provisions of the Plan shall control.

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17.           Not a Contract of Employment.  By executing this Award Agreement you acknowledge and agree that (i) any person who is terminated before full vesting of an award, such as the one granted to you by this Award, could claim that you were terminated to preclude vesting; (ii) you promise never to make such a claim; (iii) nothing in this Award Agreement or the Plan confers on you any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way your right or the Company’s right to terminate your employment, service, or consulting relationship at any time, with or without Cause; and (iv) the Company would not have granted this Award to you but for these acknowledgements and agreements.

18.           Governing Law.  The laws of the State of Delaware shall govern the validity of this Award Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.

BY YOUR SIGNATURE BELOW, along with the signature of the Company’s representative, you and the Company agree that this Award is being made under and governed by the terms and conditions of this Award and the Plan.

SRS LABS, INC.

By:

Name:

Title:

PARTICIPANT

The undersigned Participant hereby accepts the terms of this Award and the Plan.

By:

Name of Participant:

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EXHIBIT A

SRS LABS, INC.
2006 STOCK INCENTIVE PLAN

Plan Document

EXHIBIT B

SRS LABS, INC.
2006 STOCK INCENTIVE PLAN

Form of Share Appreciation Rights Exercise

Attention:              SRS Labs, Inc.

Dear Sir or Madam:

The undersigned elects to exercise his/her Share Appreciation Rights with respect to           shares of Common Stock of SRS Labs, Inc. (the “Company”) under and pursuant to an SAR Agreement dated as of                      .

The undersigned recognizes and agrees that the Company will satisfy its obligations arising from this exercise notice through issuing shares of its Common Stock, with the name or names to be on the stock certificate or certificates and the address and Social Security Number of such person(s) to be as follows:

Name:

Address:

Social Security Number

Very truly yours,

By:
Date

Name of SAR Holder:

EXHIBIT C

SRS LABS, INC.
2006 STOCK INCENTIVE PLAN

Designation of Beneficiary

In connection with the Awards designated below that I have received pursuant to the Company’s 2006 Stock Incentive Plan (the “Plan”), I hereby designate the person specified below as the beneficiary upon my death of my interest in Awards as defined in the Plan.  This designation shall remain in effect until revoked in writing by me.

Name of Beneficiary:

Address:

Social Security No.:

This beneficiary designation relates to any and all of my rights under the following Award or Awards:

☐                  any Award that I have received or ever receive under the Plan.

☐                  the                           Award that I received pursuant to an award agreement dated                     ,          between myself and the Company.

I understand that this designation operates to entitle the above-named beneficiary, in the event of my death, to any and all of my rights under the Award(s) designated above from the date this form is delivered to the Company until such date as this designation is revoked in writing by me, including by delivery to the Company of a written designation of beneficiary executed by me on a later date.

Date:

By:
(Signature)

Name of Participant:
(Print Name)

Sworn to before me this
day of , 20

Notary Public
County of
State of